Exhibit 99.1

Explanation of Responses:

(1)                                  This Form 4 is filed on behalf of Jonathan S. Leff.  Mr. Leff is a Member and Managing Director of Warburg Pincus LLC, a New York limited liability company (“WP LLC”), and a Partner of Warburg Pincus & Co., a New York general partnership (“WP”).  Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”) directly beneficially owns 95,931 shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred”), of Talon Therapeutics, Inc., a Delaware corporation (the “Company”), and Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WPP X” and, together with WP X, the “WP X Funds”) directly beneficially owns 3,069 shares of Series A-2 Preferred (together with the 95,931 shares of Series A-2 Preferred beneficially owned by WP X, the “Securities”). Warburg Pincus X, L.P. is a Delaware limited partnership and the sole general partner of each of the WP X Funds (“WP X LP”). Warburg Pincus X LLC is a Delaware limited liability company and the sole general partner of WP X LP (“WP X LLC”). Warburg Pincus Partners LLC is a New York limited liability company and the sole member of WP X LLC (“WPP LLC”). WP LLC manages each of the WP X Funds. WP is the managing member of WPP LLC. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Co-President and Managing Member of WP LLC and may be deemed to control the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP LLC and WP.  Each of the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP LLC, WP, and Messrs. Charles R. Kaye and Joseph P. Landy, is a “Reporting Person” and collectively, the “Warburg Pincus Reporting Persons”.

This Form 4 shall not be deemed an admission that the Reporting Person or any other person referred to herein is a beneficial owner of any Securities or the right to acquire Series A-3 Preferred for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose or that the Reporting Person or other person has an obligation to file this Form 4.

(2)                                  By reason of the provisions of Rule 16a-1 of the Exchange Act, the Warburg Pincus Reporting persons, other than the WP X Funds, may be deemed to be the beneficial owners of an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the Securities that may be deemed to be beneficially owned by the other WP X Fund. WP X LP, WP X LLC, WPP LLC, WP LLC, WP, Mr. Kaye, Mr. Landy and Mr. Leff may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds.  Mr. Leff disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein.

(3)                                  Each share of Series A-2 Preferred is convertible into such number of shares of common stock of the Company, par value $0.001 (“Common Stock”), as is equal to the accreted value of such share of Series A-2 Preferred divided by a conversion price equal to $0.30 as of January 9, 2012, subject to adjustment pursuant to the terms of the certificate of designation setting forth the designations, preferences, limitations and relative rights of the Series A-2 Preferred.  Unless converted or redeemed pursuant to their terms, the Series A-2 Preferred do not expire.

(4)                                  WP X and WPP X share a contractual right to acquire, in one or more separate transactions at a price per share of $100, six hundred thousand (600,000) shares of the Company’s Series A-3 Convertible Preferred Stock, par value $0.001, per share (the “Series A-3 Preferred”), prior to one year following the receipt of notice from the Company that the Company has received written marketing approval in the United States (which for the purposes of clarity shall include “accelerated approval”) from the U.S. Food and Drug Administration for a New Drug Application submitted for certain of the Company’s products.  If the WP X Funds elect to purchase any shares of Series A-3 Preferred, Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situation Fund, L.P., and Deerfield Special Situations Fund International Limited (collectively, the “Deerfield Purchasers”), subject to certain terms and conditions, have the right to purchase ten percent (10%) of such shares which shall reduce the number of shares acquirable by the WP X Funds to the extent that the Deerfield Purchasers exercise this right.    By reason of the provisions of Rule 16a-1 of the Exchange Act, the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to be the beneficial owners of an indeterminate portion of the right to acquire Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the right to acquire Series A-3 Preferred that may be deemed to be beneficially owned by the other WP X Fund. WP X LP, WP X LLC, WPP LLC, WP LLC, WP, Mr. Kaye, Mr. Landy and Mr. Leff may be deemed to have an indirect pecuniary interest in an indeterminate portion of the right to acquire Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds.  Mr. Leff disclaims beneficial ownership of the right to acquire Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein.